August 14, 2013

U.S Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE: DSI REALTY INCOME FUND VI

FILE # 2-68926

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DSI REALTY INCOME FUND VI dated August 14, 2013, for the event that occurred on August 1, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Cacciamatta Accountancy Corporation

Cacciamatta Accountancy Corporation